QuickLinks -- Click here to rapidly navigate through this document

Exhibit 5.01

HOLLAND, JOHNS, SCHWARTZ & PENNY, L.L.P. {A REGISTERED LIMITED LIABILITY PARTNERSHIP OF PROFESSIONAL CORPORATIONS) ATTORNEYS AT LAW 306 WEST SEVENTH STREET, SUITE 500 FORT WORTH, TEXAS 76102-4982
J. WALKER HOLLAND, P.C. MARGARET E. HOLLAND, P.C. GEORGE T. JOHNS, P.C. LEWIS D. SCHWARTZ, P.C. WILLIAM M. PENNY, JR., P.C.*	TELEPHONE (817) 335-1050 METRO (817) 429-9463 FAX (817) 332-3140 EMAIL MEH@HJSLLP.COM
*BOARD CERTIFIED-ESTATE PLANNING AND PROBATE
OF COUNSEL DOUGLAS R. HUDMAN**	**BOARD CERTIFIED-CIVIL TRIAL TEXAS BOARD OF LEGAL SPECIALIZATION

April 16, 2003

Xponential, Inc.
2175 Old Concord Road, Suite 200
Smyrna, Georgia 30080

      Re:
      Registration Statement on Form S-8—
      Xponential, Inc. 2003 Stock Incentive Plan

Gentlemen:

        We are acting as counsel for Xponential, Inc. (the "Company") in connection with the filing of a Registration Statement (the "Registration Statement") on Form S-8 under the Securities Act of 1933, as amended, relating to (1) the greater of (a) 325,000 shares of common stock, $0.01 par value (the "Common Stock"), and (b) five percent (5%) of the total number of shares of Common Stock of the Company from time to time outstanding for issuance upon the awards of stock pursuant to the 2003 Stock Incentive Plan (the "Plan") of the Company, and (2) an undetermined number of additional shares as may become issuable thereunder as required by the anti-dilution provisions of the Plan for stock to be awarded or outstanding under the Plan.

        We have examined originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records, certificates of public officials and other instruments relating to the adoption of the Plan as we have deemed necessary or advisable for the purposes of this opinion.

        Upon the basis of the foregoing, we are of the opinion that the Common Stock deliverable pursuant to the Plan, when delivered in accordance with the Plan upon receipt by the Company of adequate consideration therefor, will be duly authorized, validly issued, fully paid and nonassessable.

        We consent to the filing of this opinion as Exhibit 5.01 to the Registration Statement.

Very truly yours,
Holland, Johns, Schwartz & Penny, L.L.P.
By:	Margaret E. Holland, P.C., Partner
	By:	/s/ MARGARET E. HOLLAND Margaret E. Holland, President

QuickLinks

  Exhibit 5.01